EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Star Alliance International Corp. (“the Company”) on Form 10-K for the year ended June 30, 2017 as filed with the Securities and Exchange Commission on the date of hereof (the “Report”), we, Kok Chee Lee, Chief Executive Officer of the Company, and Eng Wah Kung, Chief Financial Officer, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	Kok Chee Lee
Chief Executive Officer
(Principal Executive Officer)

Date: November 27, 2017

By:	Eng Wah Kung
Chief Financial Officer
(Principal Financial Officer)

Date: November 27, 2017